                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant    |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:
|_|      Preliminary proxy statement
|X|      Definitive proxy statement
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          RACING CHAMPIONS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                   Registrant
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|X|      No fee required.
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:
         (2) Form, schedule or registration statement no.:
         (3) Filing party:
         (4) Date filed:

                          RACING CHAMPIONS CORPORATION
                               800 ROOSEVELT ROAD
                             BUILDING C, SUITE 320
[RACING CHAMPIONS LOGO]   GLEN ELLYN, ILLINOIS 60137

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Racing Champions Corporation, a Delaware corporation (hereinafter called the Corporation), will be held at the Hyatt Regency Oakbrook, 1909 Spring Road, Oakbrook, Illinois 60523, on Thursday, May 13, 1999, at 11:00 a.m., local time, for the following purposes:

          1. To elect nine directors to serve until the 2000 Annual Meeting of Stockholders.

          2. To approve and adopt an amendment to the Racing Champions Corporation Stock Incentive Plan to increase the aggregate number of shares of the Corporation's common stock that may be issued pursuant thereto from 600,000 to 1,500,000.

          3. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors of the Corporation for its fiscal year ending December 31, 1999.

          4. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Glen Ellyn, Illinois
April 12, 1999
                                          CURTIS W. STOELTING,
                                          Secretary

     STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 26, 1999 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                          RACING CHAMPIONS CORPORATION
                              800 ROOSEVELT ROAD,
                             BUILDING C, SUITE 320
[RACING CHAMPIONS LOGO]    GLEN ELLYN, ILLINOIS 60137

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Racing Champions Corporation of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Hyatt Regency Oakbrook, 1909 Spring Road, Oakbrook, Illinois 60523 on May 13, 1999 and any adjournments thereof. This proxy material is being mailed on or about April 12, 1999 to stockholders of record at the close of business on March 26, 1999.

     The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy, in FAVOR of a proposal to amend the Racing Champions Corporation Stock Incentive Plan (the "Incentive Plan") to increase the aggregate number of shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), that may be issued pursuant thereto from 600,000 to 1,500,000, and in FAVOR of the ratification of the appointment of Arthur Andersen LLP as the Corporation's auditors for fiscal 1999.

     Stockholders may revoke proxies at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. Only shareholders of record at the close of business on March 26, 1999 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 16,085,997 shares of Common Stock entitled to one vote per share.

     A majority of the votes entitled to be cast with respect to each matter submitted to the stockholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares represented at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

                             ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

                                                                           DIRECTOR
NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS    AGE     SINCE
----------------------------------------------------------------    ---    --------

ROBERT E. DODS................................................      50       1996

Chief Executive Officer of the Corporation since July 1998.
President of the Corporation from April 1996 to July 1998. Mr
Dods co-founded Racing Champions, Inc. ("RCI") in 1989, and served as President of RCI from inception to July 1998, at which time Mr. Dods was appointed as Chief Executive Officer of RCI

BOYD L. MEYER.................................................      57       1996

President of the Corporation since July 1998. Executive Vice
President of the Corporation from April 1996 to July 1998. Mr
Meyer co-founded RCI in 1989, and served as Executive Vice
President of RCI from inception to July 1998, at which time Mr
Meyer was appointed as President of RCI

PETER K.K. CHUNG..............................................      45       1996

President of Racing Champions Limited ("RCL") since April 1996.
Mr. Chung formed the predecessors to RCL in 1989 to handle the overseas operating activities of RCI and served as President of such predecessors from inception to April 1996.

AVY H. STEIN..................................................      43       1996

A founder and Managing Director of Willis Stein & Partners, L.P.
Along with Mr. Willis, Mr. Stein is responsible for managing
Willis Stein. Prior to founding Willis Stein & Partners, L.P.,
Mr. Stein served as a Managing Director of Continental Illinois
Venture Corporation from 1989 through 1994. Mr. Stein is a director of Tremont Corporation and UC Television Network Corp.

DANIEL M. GILL................................................      35       1996

A founder and Managing Director of Willis Stein & Partners, L.P.
Prior to founding Willis Stein & Partners, L.P. Mr. Gill served as a Managing Director of Continental Illinois Venture
Corporation from 1989 through 1994.

SAMUEL B. GUREN...............................................      52       1996

A Managing Director of Baird Capital Partners, an affiliate of
Robert W. Baird & Co. Incorporated. Prior to joining Baird
Capital Partners in February 1996, Mr. Guren was a co-founder and managing partner of venture funds affiliated with William
Blair & Company

JOHN S. BAKALAR...............................................      51       1997

Mr. Bakalar is currently a private investor. From May 1993 to November 1997, Mr. Bakalar was President and Chief Operating
Officer of Rand-McNally, Inc., a printing and publishing company

JOHN J. VOSICKY...............................................      50       1997

Executive Vice President and Chief Financial Officer of
Comdisco, Inc., a technology services company, since July 1994.
Senior Vice President and Chief Financial Officer of Comdisco
Inc. from November 1985 to July 1994. Mr. Vosicky serves as a director of Comdisco Inc.

VICTOR H. SHAFFER.............................................      38       1998

Executive Vice President of Racing Champions South, Inc. (a wholly owned subsidiary of the Corporation) since January 1998.
Chief Executive Officer and President of Press Pass Partners (a producer and marketer of collective sports trading cards which was acquired by Racing Champions South in December 1997) from September 1992 to December 1997.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors held five meetings in 1998, and all directors other than Peter K.K. Chung attended at least 75% of the meetings of the Board and the committees thereof of which they were a member.

     The Board's Audit Committee is comprised of Messrs. Gill (Chairman), Bakalar and Vosicky. The Audit Committee is responsible for recommending to the Board the appointment of independent auditors, reviewing the scope of annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. The Audit Committee held one meeting in 1998 and all committee members were present at such meeting.

     The Board's Compensation Committee is comprised of Messrs. Stein (Chairman), Dods, Guren and Vosicky. The Compensation Committee, in addition to such other duties as may be specified by the Board, reviews and recommends to the Board the compensation structure for the Corporation's officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, noncash perquisites and other forms of compensation. The Compensation Committee also administers the Corporation's 1996 Key Employees Stock Option Plan and the Incentive Plan. The Compensation Committee held two meetings in 1998 and all committee members were present at each meeting.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Corporation or are affiliates of Willis Stein & Partners, L.P. or Baird Capital Partners receive no compensation for services as members of either the Board of Directors or committees thereof. Other directors receive an annual retainer of $7,500, payable in cash, and receive a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. Such fees for attendance at Board meetings and committee meetings may not exceed $1,000 per day. In September 1998, the Corporation issued options to purchase 10,000 shares of Common Stock to each of Messrs. Bakalar and Vosicky, the Company's outside directors, at an exercise price of $13.50 per share. These options were issued in lieu of certain retainer and meeting fees.

EXECUTIVE OFFICERS

     The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not directors:

NAME                      AGE   CURRENT POSITION        OTHER POSITIONS
----                      ---   ----------------        ---------------
Curtis W. Stoelting.....  39    Executive Vice          Vice President -- Finance and Operations
                                President -- Finance    and Secretary from April 1996 to July 1998
                                and Operations and      and Vice President -- Finance and
                                Secretary since July    Operations of RCI from 1994 to July 1998,
                                1998                    at which time Mr. Stoelting was appointed
                                                        Executive Vice President -- Finance and
                                                        Operations of RCI. Prior to joining RCI,
                                                        Mr. Stoelting was employed for 12 years by
                                                        Arthur Andersen LLP in Chicago, most
                                                        recently as a Senior Manager.
Peter J. Henseler.......  40    Senior Vice President   Vice President -- Marketing from April 1996
                                --Sales and Marketing   to July 1998. Vice President -- Marketing
                                since July 1998         of RCI from March 1996 to July 1998, at
                                                        which time Mr. Henseler was appointed
                                                        Senior Vice President -- Sales and
                                                        Marketing of RCI. Prior to joining RCI, Mr.
                                                        Henseler was a director of marketing for
                                                        McDonald's Corporation since 1989.

NAME                      AGE   CURRENT POSITION        OTHER POSITIONS
----                      ---   ----------------        ---------------
John F. Olsen...........  47    Vice President --       Vice President -- Sales of RCI since 1993.
                                Sales since April 1996
M. Kevin Camp...........  41    Vice President --       Vice President -- Licensing of RCI since
                                Licensing and           1994.
                                Assistant Secretary
                                since April 1996

                               SECURITY OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 15, 1999 by (i) each director and named executive officer (as defined below), (ii) all directors and executive officers as a group, and (iii) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.

                                                                 SHARES OF       PERCENT OF
                                                                   COMMON          COMMON
                                                                   STOCK           STOCK
                                                                BENEFICIALLY    BENEFICIALLY
NAME                                                               OWNED           OWNED
----                                                            ------------    ------------
Robert E. Dods..............................................     1,288,701           8.0%
Boyd L. Meyer(1)............................................     1,303,701           8.1
Daniel M. Gill(2)...........................................     2,381,249          14.8
Peter K. K. Chung(3)........................................     1,303,701           8.1
Samuel B. Guren(4)..........................................       651,431           4.1
Avy H. Stein(5).............................................     2,381,249          14.8
John S. Bakalar(6)..........................................        10,000             *
John J. Vosicky(7)..........................................        20,000             *
Victor H. Shaffer(8)........................................        84,329             *
Curtis W. Stoelting(9)......................................       158,765           1.0
Peter J. Henseler(10).......................................        56,661             *
Willis Stein & Partners, L.P.(11)...........................     2,381,249          14.8
Munder Capital Management(12)...............................     1,020,200           6.3
All directors and executive officers as a group (13
  persons)(13)..............................................     7,371,770          45.2

---------------

* Denotes less than 1%

(1) Includes 343,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners.

(2) Represents shares of Common Stock held by Willis Stein & Partners, L.P. Mr. Gill may be deemed to beneficially own the shares of Common Stock owned by Willis Stein by virtue of his status as a Founding Member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P.

(3) Represents shares of Common Stock held by a corporation controlled by Mr. Chung.

(4) Represents shares of Common Stock held by Baird Capital Partners II Limited Partnership and BCP II Affiliates Fund Limited Partnership, entities for which Mr. Guren serves as a Managing Director and shares voting and investment power with the other Managing Directors. Mr. Guren disclaims beneficial ownership in all shares of Common Stock held by Baird Capital Partners II Limited Partnership or BCP II Affiliates Fund Limited Partnership.

(5) Represents shares of Common Stock held by Willis Stein & Partners, L.P. Mr. Stein may be deemed to beneficially own the shares of Common Stock owned by Willis Stein by virtue of his status as a Founding Member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P.

(6)  Consists of 10,000 shares of Common Stock subject to stock options.

(7)  Includes 10,000 shares of Common Stock subject to stock options.

(8)  Includes 18,275 shares of Common Stock subject to stock options.

(9)  Includes 60,200 shares of Common Stock subject to stock options.

(10) Includes 36,948 shares of Common Stock subject to stock options.

(11) The general partner of Willis Stein & Partners, L.P. is Willis Stein & Partners, L.L.C., a Delaware limited liability company, of which John R. Willis, Avy H. Stein, Daniel M. Gill, Beth F. Johnston, and Daniel H. Blumenthal are the Founding Members. Each such person may, through Willis Stein & Partners, L.L.C., be deemed to share the power to direct the voting and disposition of all of the Common Stock held by Willis Stein & Partners, L.P. The address of Willis Stein & Partners, L.P. is 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.

(12) Munder Capital Management, Munder Capital Center, 480 Pierce Street, Suite 300, P.O. Box 3043, Birmingham, Michigan 48012-3043, filed a Schedule 13G dated February 15, 1999, reporting that it was the beneficial owner of 1,020,200 shares of Common Stock. The shares of Common Stock beneficially owned by Munder Capital Management include 920,210 shares as to which it has sole voting power and 1,020,200 shares as to which it has sole investment power.

(13) Includes (i) 1,303,701 shares of Common Stock held by a corporation controlled by Mr. Chung, (ii) 343,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, (iii) 2,381,249 shares of Common Stock for which Messrs. Gill and Stein share voting and investment power and 651,431 shares of Common Stock for which Mr. Guren shares voting and investment power (Messrs. Gill, Stein and Guren disclaim beneficial ownership in such shares of Common Stock) and (iv) 209,319 shares of Common Stock subject to stock options.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation's directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under section 16(a) of the Exchange Act.

                               PERFORMANCE GRAPH

     The chart below shows a comparison of the cumulative return since June 12, 1997 had $100 been invested at the close of business on June 11, 1997 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and a peer group constructed by the Corporation comprised of the following publicly traded producers and distributors of collectibles or die cast vehicle replicas: Action Performance Companies, Inc., Department 56, Inc., Empire of Carolina, Lewis Galoob Toys, Inc., Hasbro, Inc., Mattell Inc., Play by Play Toys & Novelties Inc., Russ Berrie & Co. Inc., Stanhome Inc., Toy Biz, Inc. and Zindart Limited (the "Peer Group").

CUMULATIVE TOTAL RETURN COMPARISON*
THE CORPORATION VERSUS PUBLISHED INDICES (NASDAQ COMPOSITE INDEX AND THE PEER GROUP)
                            CORP. VS. PUBL. INDICES

                                                                6/11/97    12/31/97    12/31/98
                                                                -------    --------    --------
Racing Champions**..........................................      100         49          85
Nasdaq Composite Index......................................      100        112         158
The Peer Group..............................................      100        116          94

---------------

 * Total return assumes reinvestment of dividends

** The closing price of the Common Stock on June 11, 1997 was $15.75, the closing price on December 31, 1997 was $7.75, and the closing price on December 31, 1998 was $13.38.

              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Compensation Committee, which is comprised of four members of the Board of Directors, is responsible for considering and approving compensation arrangements for the Corporation's senior management, including executive officers. The objectives of the Compensation Committee in establishing compensation arrangements for senior management are to: (i) attract and retain key executives who are important to the continued success of the Corporation; and (ii) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance stockholder value.

     The primary components of the Corporation's executive compensation program are (i) base salary, (ii) incentive compensation bonuses and (iii) stock options.

     Base Salaries. The base salaries of the Corporation's executive officers have been set by their respective employment agreements. Each of the employment agreements provides that the Corporation may increase the executive officer's base salary throughout the term or any renewal term of the agreement. During 1998, each executive officer received the minimum base salary set forth in their respective employment agreements. In the future, the Compensation Committee will consider appropriate increases in the base salaries of the Corporation's executive officers based on individual performance and comparative industry compensation levels.

     Incentive Bonuses. The Corporation grants annual bonuses to certain of its executive officers and key employees. The purpose of the Corporation's bonus program is to provide incentive compensation in a form which relates the financial reward to an increase in the value of the Corporation to its stockholders. Participants under the bonus program received a cash bonus during the first quarter of 1999 based upon the Corporation's consolidated earnings before interest, taxes, depreciation and amortization for the year ended

December 31, 1998 ("1998 EBITDA"). A bonus pool was created equal to 5.12% of 1998 EBITDA. The bonus pool was then allocated among the participants in the bonus program based on specified percentages.

     Stock Inventive Plan. In 1997, the Corporation established the Incentive Plan. The Incentive Plan authorizes the Compensation Committee to grant stock options to officers and other key employees. In February 1998, the Compensation Committee granted options to purchase Common Stock to the named executive officers as shown in the Summary Compensation Table.

     Compensation of the Chief Executive Officer. During 1998, Mr. Dods received a base salary as provided in his employment agreement. Mr. Dods does not participate in the Corporation's bonus program. Mr. Dods was not awarded any stock options under the Incentive Plan in 1998. The Compensation Committee believes that the size of Mr. Dods existing holdings of Common Stock places Mr. Dods potential benefits in alignment with stockholder interests.

                                          COMPENSATION COMMITTEE:
                                          Avy H. Stein (Chairman)
                                          Robert E. Dods
                                          Samuel B. Guren
                                          John J. Vosicky

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers in fiscal 1998 (collectively, the "named executive officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                       LONG-TERM
                                            ANNUAL COMPENSATION       COMPENSATION
                                         --------------------------   ------------
                                                                       SECURITIES
                                                                       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                      SALARY    BONUS(2)   OPTIONS (#)    COMPENSATION
---------------------------                     --------   --------   ------------   ------------
Robert E. Dods, Chief Executive
  Officer.............................   1998   $500,000   $     --           --       $     --
                                         1997    500,000         --           --             --
                                         1996    333,333         --           --             --
Boyd L. Meyer, President..............   1998    500,000         --           --             --
                                         1997    500,000         --           --             --
                                         1996    333,333         --           --             --
Peter K.K. Chung, President of Racing
  Champions Limited...................   1998    500,000         --           --             --
                                         1997    500,000         --           --             --
                                         1996    333,333         --           --             --
Curtis W. Stoelting, Executive Vice
  President -- Finance and Operations
  and Secretary.......................   1998    182,692    270,686       11,440          7,214(3)
                                         1997    150,000    245,066       33,653          5,943(3)
                                         1996    100,178    139,072       83,008          1,381(3)
Peter J. Henseler, Senior Vice
  President -- Sales and Marketing....   1998    141,349    190,761        8,580          8,213(4)
                                         1997    125,000    171,546       25,338          7,964(4)
                                         1996     86,538     80,350       41,304          2,142(4)

---------------

(1) For 1996, all amounts are limited to compensation paid or earned after the formation and recapitalization of the Corporation on April 30, 1996.

(2) Consists of amounts paid pursuant to the Corporation's bonus program.

(3) For 1996, consists of premiums paid by the Corporation for term life insurance under which Mr. Stoelting is the beneficiary. For 1997, consists of $1,193 of premiums paid by the Corporation for term life insurance under which Mr. Stoelting is the beneficiary and $4,750 of matching contributions under the Racing Champions Savings Plan. For 1998, consists of premiums of $2,214 paid by the Corporation for term life insurance under which Mr. Stoelting is the beneficiary and $5,000 of matching contributions under the Racing Champions Savings Plan.

(4) For 1996, consists of premiums paid by the Corporation for term life insurance under which Mr. Henseler is the beneficiary. For 1997, consists of $3,213 of premiums paid by the Corporation for term life insurance under which Mr. Henseler is the beneficiary and $4,750 of matching contributions under the Racing Champions Savings Plan. For 1998, consists of $3,213 of premiums paid by the Corporation for term life insurance under which Mr. Henseler is the beneficiary and $5,000 of matching contributions under the Racing Champions Savings Plan.

STOCK OPTIONS

     The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL
                                                                                                       REALIZABLE VALUE
                                                                                                          AT ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                         STOCK PRICE
                                     NUMBER OF      % OF TOTAL                                         APPRECIATION FOR
                                    SECURITIES     OPTIONS/SARS                                             OPTION
                                    UNDERLYING      GRANTED TO                                            TERM($)(2)
                                   OPTIONS/SARS    EMPLOYEES IN   EXERCISE PRICE      EXPIRATION       ----------------
NAME                               GRANTED(#)(1)   FISCAL YEAR        ($/SH)             DATE            5%       10%
----                               -------------   ------------   --------------   -----------------   ------   -------
Curtis W. Stoelting.............      11,440(1)        3.1            11.03        February 18, 2008   79,356   201,104
Peter J. Henseler...............       8,580(1)        2.3            11.03        February 18, 2008   59,517   150,828

---------------

(1) Options with respect to 20% of the underlying shares become exercisable on February 18 of each year from 1999 to 2003.

(2) The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the Commission, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

     FISCAL YEAR-END OPTION VALUES. The following table provides certain information regarding the value of unexercised options held by the named executive officers at December 31, 1998. No named executive officer exercised any options during the year ended December 31, 1998.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                        NUMBER OF SECURITIES UNDERLYING
                                         UNEXERCISED OPTIONS AT FISCAL     VALUE OF UNEXERCISED IN-THE-MONEY
                                                   YEAR-END                   OPTIONS AT FISCAL YEAR-END
NAME                                       EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE(1)
----                                    -------------------------------    ---------------------------------
Curtis W. Stoelting.................             57,912/70,189                     $439,940/686,800
Peter J. Henseler...................             35,232/40,190                      219,977/350,115

---------------
(1) Calculated based on closing sale price of $13.38 per share on December 31, 1998.

EMPLOYMENT AGREEMENTS

     On April 30, 1996 the Corporation entered into separate employment agreements with Messrs. Dods and Meyer and Racing Champions Limited entered into an employment agreement with Mr. Chung. The Employment Agreements with Messrs. Dods, Meyer and Chung each has a term of three years. Pursuant to the Employment Agreements, Messrs. Dods, Meyer and Chung each will receive base salaries of $500,000. The Employment Agreements with Messrs. Dods, Meyer and Chung also provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy as are in effect for the other two most senior executives of the Corporation. Pursuant to the Employment Agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation's proprietary information and trade secrets. The Employment Agreements provide that if the executive officer's employment is terminated by the Corporation without "cause" or by the executive officer for "good reason," the executive officer will be entitled to continuation of his then effective base salary for a period equal to the greater of (i) one year, or (ii) the remaining term of the Employment Agreement.

     On April 30, 1998, the Corporation entered into separate employment agreements with Messrs. Stoelting and Henseler. The Employment Agreements each has a term of three years. Pursuant to the Employment

Agreements, Messrs. Stoelting and Henseler will receive base salaries of $200,000 and $137,500, respectively, and are entitled to participate in the Corporation's bonus program and the Stock Option Plan. The Employment Agreements with Messrs. Stoelting and Henseler provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy as are in effect for other senior management of the Corporation excluding Messrs. Dods, Meyer and Chung. Pursuant to the Employment Agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation's proprietary information and trade secrets. The Employment Agreements provide that if the executive officer's employment is terminated by the Corporation without "cause" or by the executive for "good reason," the executive officer will be entitled to continuation of his then effective base salary for two years following the date of termination, provided, however, that if such termination occurs with respect to Mr. Stoelting's employment at any time after a "change in control" with respect to the Corporation, Mr. Stoelting will be entitled to continuation of his then effective base salary for three years following the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation leases warehouse space from D. W. Realty, Inc., a corporation wholly owned by William L. Dods, brother of Robert E. Dods, Chief Executive Officer and a director of the Corporation. The amount of the lease payments for the year ended December 31, 1998 was $82,120 and the Corporation currently pays rent of $7,970 per month. The Corporation believes that the terms of this lease are no less favorable to the Corporation than could have been obtained from an unaffiliated third party.

     Eric Meyer, son of Boyd L. Meyer, President and a director of the Corporation, is a principal of Reicher-Goerdt-Meyer Sales and Marketing, Inc. ("Reicher Goerdt"), one of the Corporation's external sales representative organizations. For year ended December 31, 1998, Eric Meyer was allocated approximately $283,226 of the sales commissions paid by the Corporation to Reicher Goerdt. The Corporation pays sales commissions to Reicher Goerdt at the same rate and on no more favorable terms than for the Corporation's other sales representative organizations.

     Willis Stein & Partners, L.P., a stockholder of the Corporation, owns approximately 28% of the equity securities of Petersen Holdings, L.L.C. ("Holdings") and 47% of the common stock of Brightview Communications Group, Inc. ("Brightview"). Holdings and Brightview in turn own all of the equity securities of Petersen Publishing Company, L.L.C. ("Petersen"). In addition, Willis Stein & Partners, L.P. has the contractual ability to control the policies and operations of Petersen. The Corporation has entered into licensing and marketing arrangements with Petersen in connection with two of the Corporation's product lines and made payments of approximately $445,000 during the year ended December 31, 1998 to Petersen in connection with these licenses.

     James Chung, brother of Peter K.K. Chung, President of Racing Champions Limited and a director of the Corporation, owns 70% of one of the Corporation's dedicated manufacturers. For the year ended December 31, 1998, the Corporation paid $8.2 million to this manufacturer for the purchase of die cast vehicle replicas. The Corporation expects to continue to make purchases from this manufacturer during 1999. The Corporation believes that the terms for the purchase of products from this manufacturer are no less favorable to the Corporation then could have been obtained from an unaffiliated party.

     Samuel B. Guren, a director of the Corporation, is a managing director of an affiliate of Robert W. Baird & Co. Incorporated. Such firm provided investment banking and advisory services to the Corporation in 1998 and it is anticipated that such firm will provide such services in 1999.

                       AMENDMENT TO STOCK INCENTIVE PLAN

PURPOSE AND EFFECT OF PROPOSED AMENDMENT

     Proposed Amendment. Subject to stockholder approval, the Board of Directors has amended the Incentive Plan to increase from 600,000 to 1,500,000 the aggregate number of shares of Common Stock that may be issued or transferred thereunder upon the exercise or payment of stock options.

     Purpose of Proposed Amendment. The Corporation recognizes the importance of attracting and retaining key employees of merit and stimulating the active interest of those individuals in the development and financial success of the Corporation. The Board of Directors believes that the Incentive Plan is critically important to the furtherance of these objectives. The Board of Directors also believes that, through the Incentive Plan, the Corporation is able to enhance the prospects for its business activities and objectives and more closely align the interests of key employees with those of shareholders by offering key employees the opportunity to participate in the Corporation's future through proprietary interests in the Corporation.

     In March 1999, the Corporation granted options to purchase an aggregate of 152,882 shares of Common Stock to executive officers and other key employees. After giving effect to these grants, absent stockholder approval of the proposed amendment to increase the aggregate number of shares of Common Stock available for issuance under the Incentive Plan, there are no shares of Common Stock remaining available for issuance with respect to additional stock options under the Incentive Plan. The absence of an adequate number of shares of Common Stock available for issuance or transfer under the Incentive Plan restricts both the ability and the flexibility of the Corporation to effectively attract and retain and adequately compensate key employees. The Board of Directors believes that it is both necessary and desirable to increase from 600,000 to 1,500,000 the aggregate number of shares of Common Stock available for issuance or transfer under the Incentive Plan in order to continue to maintain the effectiveness of the Incentive Plan. The Corporation intends to grant additional stock options under the Incentive Plan promptly after the approval of the proposed amendment to the Incentive Plan at the Annual Meeting.

DESCRIPTION OF INCENTIVE PLAN

     The following description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, as amended, which is attached hereto as Appendix A.

     Under the Incentive Plan, the Board of Directors, or the Compensation Committee if so designated by the Board of Directors, may grant options to purchase shares of Common Stock to executives, other key employees, directors and consultants of the Corporation. As of the date of this Proxy Statement, 40 persons hold stock options under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. Options will expire at such time as the Board of Directors or Compensation Committee determines, provided that no stock option may be exercised later than the tenth anniversary (the fifth anniversary for certain stockholders) of the date of its grant. Options cannot be exercised until the vesting period, if any, specified by the Board of Directors or Compensation Committee has expired. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the employee only by him or her. No options may be granted under the Incentive Plan after April 8, 2007, which is the date the Incentive Plan terminates. However, any options outstanding on April 8, 2007 will remain in effect in accordance with their terms.

     The option price per share is determined by the Board of Directors or the Compensation Committee, but for incentive stock options cannot be less than 100% (110% for certain stockholders) of the fair market value of the Common Stock on the date such option is granted. Payment of the exercise price may be made in cash or by the surrender of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price.

     In the discretion of the Board of Directors or the Compensation Committee, any option granted under the Incentive Plan may be accompanied by a reload option. A reload option may be granted to an optionee who pays for the exercise of all or part of an option with shares of Common Stock. The reload options represent an additional option to acquire the same number of shares of Common Stock as is used by the optionee to pay for the exercise of his underlying option. A reload option is subject to all of the terms and conditions of the underlying option, except that the exercise price for a reload option will be at least equal to 100% of the fair market value of the Common Stock covered thereby on the date the reload option is granted (i.e., the date the underlying option is exercised). The reload option may only be exercised if the option period of the underlying option to which the reload option relates has not expired.

INCENTIVE PLAN BENEFITS

     Set forth in the table below are the numbers of stock options granted in 1998 to each of the named executive officers and certain groups.

NAME AND POSITION OR GROUP                                      NUMBER OF OPTIONS
--------------------------                                      -----------------
Robert E. Dods, Chief Executive Officer.....................            --
Boyd L. Meyer, President....................................            --
Peter K.K. Chung, President of Racing Champions Limited.....            --
Curtis W. Stoelting, Executive Vice President -- Finance and
  Operations and Secretary..................................          11,440
Peter J. Henseler, Senior Vice President -- Sales and
  Marketing.................................................           8,580
All executive officers, as a group..........................          37,180
All directors who are not executive officers, as a group....          20,000
All employees as a group....................................         370,601

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for approval of the proposed amendment to the Incentive Plan.

BOARD OF DIRECTORS RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE INCENTIVE PLAN.

                                    AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP to be the Corporation's auditors for the 1999 fiscal year. Although this appointment is not required to be submitted to a vote of stockholders, the Corporation believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors may reconsider the appointment. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE PURPOSE OF AUDITING THE FINANCIAL STATEMENTS OF THE CORPORATION FOR FISCAL 1999.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                            COMMISSION ON FORM 10-K

     The Corporation is required to file an annual report, called a Form 10-K, with the Commission. A copy of Form 10-K for the fiscal year ended December 31, 1998 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to Jody L. Taylor, Vice President -- Finance, Racing Champions Corporation, 800 Roosevelt Road, Building C, Suite 320, Glen Ellyn, Illinois 60137.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation's principal offices in Glen Ellyn, Illinois no later than December 14, 1999 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after February 13, 2000 and the Corporation will not be required to present any such proposal at the 2000 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          RACING CHAMPIONS CORPORATION

                                          Curtis W. Stoelting, Secretary

Glen Ellyn, Illinois
April 12, 1999

                                   APPENDIX A

                          RACING CHAMPIONS CORPORATION

                              STOCK INCENTIVE PLAN

                      ARTICLE 1. ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT. Racing Champions Corporation, a Delaware corporation (the "Company"), hereby establishes a stock option plan for employees and others providing services to the Company, as described herein, which shall be known as the Racing Champions Corporation Stock Incentive Plan (the "Plan"). It is intended that certain of the options issued pursuant to the Plan to employees of the Company may constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

     1.2 PURPOSE. The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and other key employees long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company's success.

                            ARTICLE II. DEFINITIONS

     2.1 DEFINITIONS. For purposes of this Plan, the following terms shall be defined as follows:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cause" means the definition of Cause in Optionee's employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Optionee of any covenant not to compete or confidentiality agreement with the Company,
     (ii) failure by Optionee to substantially perform his duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Optionee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Optionee with respect to the Company, (v) material misrepresentation by Optionee to a stockholder or director of the Company or (vi) acts of negligence by Optionee in performance of Optionee's duties that are substantially injurious to the Company. The Board, by majority vote, shall make the determination of whether Cause exists.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d) "Commission" means the Securities and Exchange Commission or any successor agency.

          (e) "Committee" means the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

          (f) "Company" means Racing Champions Corporation, a Delaware corporation.

          (g) "Consultant" means any person or entity, including an officer or director of the Company who provides services (other than as an Employee) to the Company and includes a Qualified Director, as defined below.

          (h) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to section 9.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to purchase upon exercise of an Option.

          (i) "Employee" means any person, including an officer or director of the Company, who is employed by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (k) "Fair Market Value" means the fair market value of Stock upon which an Option is granted under this Plan, as determined by the Board. If the Stock is traded on an over-the-counter securities market or national securities exchange, "Fair Market Value" shall mean an amount equal to the average of the highest and lowest reported sales prices of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales where reported.

          (l) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code.

          (m) "IRS" means the Internal Revenue Service, or any successor agency.

          (n) "Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422 of the Code applicable to incentive stock options.

          (o) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be an Incentive Stock Option, a Nonstatutory Option or a Reload Option.

          (p) "Optionee" means an Employee or Consultant holding an Option under the Plan.

          (q) "Parent Corporation" shall have the meaning set forth in section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

          (r) "Qualified Director" means a director who is both (a) a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (b) an "Outside Director" as defined by section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

          (s) "Reload Option" means an Option granted pursuant to section 8.1 of this Plan.

          (t) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

          (u) "Significant Stockholder" means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in section 424(d) of the Code.

          (v) "Stock" means the Common Stock, par value $.01 per share, of the Company.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

                  ARTICLE III. ELIGIBILITY AND PARTICIPATION.

     3.1 ELIGIBILITY AND PARTICIPATION. All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options. All Consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                          ARTICLE IV. ADMINISTRATION.

     4.1 ADMINISTRATION. The Board shall be responsible for administering the Plan.

     The Board is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

     At the discretion of the Board, this Plan may be administered by a Committee which shall be a compensation committee of the Board, consisting solely of two or more Qualified Directors. The members of such Committee may be directors who are eligible to receive Options under this Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan and, by resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of the Plan.

     The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds of the members of the Committee.

     Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

     The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     4.2 SPECIAL PROVISIONS FOR GRANTS TO OFFICERS OR DIRECTORS. Rule 16b-3 provides that the grant of a stock option to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company for purposes of Section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

                     ARTICLE V. STOCK SUBJECT TO THE PLAN.

     5.1 NUMBER. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 1,500,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     5.2 UNUSED STOCK; PAYMENT WITH STOCK. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan. In addition, upon the full or partial payment of any option price by the transfer to the Company of shares of Stock pursuant to section 7.7, upon satisfaction of tax withholding obligations with shares of Stock pursuant to section 15.1 or any other payment made or benefit realized under this Plan by the transfer or relinquishment of shares of Stock, only the net number of shares of Stock actually issued or transferred by the Company, after subtracting the number of shares of Stock so transferred or relinquished, will be charged against the maximum share limitation set forth in section 5.1 above.

     5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                       ARTICLE VI. DURATION OF THE PLAN.

     6.1 DURATION OF THE PLAN. The Plan shall be in effect for ten years from the date of its approval by the Company's stockholders. Any Options outstanding at the end of such period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of such period if all Stock subject to the Plan has been purchased pursuant to the exercise of Options granted under the Plan.

                      ARTICLE VII. TERMS OF STOCK OPTIONS.

     7.1 GRANT OF OPTIONS. Subject to section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

     In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.")

     Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

     7.2 NO TANDEM OPTIONS. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422 of the Code.

     7.3 OPTION AGREEMENT; TERMS AND CONDITIONS TO APPLY UNLESS OTHERWISE SPECIFIED. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by section 11.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Board at the time of grant of the Option.

     All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

     7.4 OPTION PRICE. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board.

     7.5 TERM OF OPTIONS. Each Option shall expire at such time as the Board shall determine when it is granted, provided, however, that no Option shall be exerciseable later than the tenth anniversary date of its grant.

     7.6 EXERCISE OF OPTIONS. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

     7.7 PAYMENT. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Board; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Participant for at least six months prior to the exercise date. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company's transfer agent with regard to the disposition of the balance of the shares covered thereby.

                         ARTICLE VIII. RELOAD OPTIONS.

     8.1 GRANTS OF RELOAD OPTIONS. Concurrently with any award of Options, the Board may grant Reload Options to purchase a number of shares of Stock equal to the sum of (i) the number of outstanding shares of Stock used to exercise the underlying Option pursuant to section 7.7, and (ii) the number of shares of Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Options pursuant to section 15.1. If the Board grants Reload Options in connection with a grant of Options, the Option Agreement with respect to such underlying Options shall state that Reload Options have been granted with respect to the underlying Options. Upon exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the underlying Option Agreement. No additional Reload Options will be granted to the Optionee when Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment.

     8.2 TERMS OF RELOAD OPTIONS. A Reload Option will be subject to all of the terms and conditions of the underlying Option, except that (i) the option price per share of Stock purchasable under a Reload Option shall be equal to the Fair Market Value of the Stock at time of grant upon exercise of the underlying Option, and (ii) the term of the Reload Option will equal the remaining option term of the underlying Option.

    ARTICLE IX. WRITTEN NOTICE, ISSUANCE OF STOCK CERTIFICATES, STOCKHOLDER
                                   PRIVILEGE.

     9.1 WRITTEN NOTICE. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the Options exercised, as provided in section 7.7 above, must accompany the written notice.

     9.2 ISSUANCE OF STOCK CERTIFICATE. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

     9.3 PRIVILEGES OF A STOCKHOLDER. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

               ARTICLE X. TERMINATION OF EMPLOYMENT OR SERVICES.

     Except as otherwise expressly specified by the Board, all Options granted under this Plan shall be subject to the following termination provisions.

     10.1 DEATH. If an Optionee's employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

     10.2 TERMINATION OTHER THAN FOR CAUSE OR DUE TO DEATH. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than for Cause or by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code section 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the original term of the Option. Options not exercised within the applicable period specified above shall terminate.

     In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence upon termination of employment.

     10.3 TERMINATION FOR CAUSE. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

                        ARTICLE XI. RIGHTS OF OPTIONEES

     11.1 SERVICE. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Consultant any right to continue to provide services to the Company.

     11.2 NONTRANSFERABILITY. Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

        ARTICLE XII. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

     12.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. The Board may at any time terminate and from time to time may amend or modify the Plan provided, however, that no such action of the Board, without approval of the stockholders, may:

          (a) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

          (b) change the class of Employees or Consultants eligible to receive Options; or

          (c) extend the maximum exercise period under section 7.5.

No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

               ARTICLE XIII. ACQUISITION, MERGER AND LIQUIDATION

     13.1 ACQUISITION. Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees for each Option of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

     Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

     13.2 MERGER OR CONSOLIDATION. Subject to section 13.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

     13.3 OTHER TRANSACTIONS. Subject to section 13.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the

Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of the Code.

                      ARTICLE XIV. SECURITIES REGISTRATION

     14.1 SECURITIES REGISTRATION. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

     Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel to the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                          ARTICLE XV. TAX WITHHOLDING

     15.1 TAX WITHHOLDING. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

                          ARTICLE XVI. INDEMNIFICATION

     16.1 INDEMNIFICATION. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                       ARTICLE XVII. REQUIREMENTS OF LAW

     17.1 REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     17.2 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware.

                      ARTICLE XVIII. COMPLIANCE WITH CODE

     18.1 COMPLIANCE WITH CODE. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code section 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code. Options granted hereunder to any person who is a "covered employee" under Code section 162(m) at any time when the Company is subject to Code section 162(m) are intended to qualify as performance-based compensation within the meaning of Code section 162(m)(4)(C). If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Options granted under this Plan to such "covered employees" being treated as performance-based compensation under Code section 162(m).

                                      PROXY
                          RACING CHAMPIONS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert E. Dods and Curtis W. Stoelting, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Racing Champions Corporation to be held on May 13, 1999 at 11:00 a.m., local time, at the Hyatt Regency Oakbrook, 1909 Spring Road, Oakbrook, Illinois 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

1.   ELECTION OF DIRECTORS (terms expiring at the 2000 Annual Meeting)


     [ ]      FOR all nominees listed below      [ ]      WITHHOLD AUTHORITY
              (except as marked to the                    to vote for all nominees
              contrary below)                             listed below

     NOMINEES: ROBERT E. DODS, BOYD L. MEYER, PETER K.K. CHUNG, AVY H. STEIN, DANIEL M. GILL, SAMUEL B. GUREN, JOHN S. BAKALAR, JOHN J. VOSICKY AND VICTOR H. SHAFFER


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of the nominee(s) on the space provided below.)
___________________________________________________________________

2. APPROVAL AND ADOPTION OF PROPOSED AMENDMENT TO THE RACING CHAMPIONS CORPORATION STOCK INCENTIVE PLAN.

         FOR      [ ]      AGAINST  [ ]       ABSTAIN  [ ]

3. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR RACING CHAMPIONS CORPORATION FOR YEAR ENDING DECEMBER 31, 1999.

         FOR      [ ]      AGAINST  [ ]       ABSTAIN  [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                          (continued on reverse side)

PROXY NO.                                  NO. OF SHARES

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT TO THE RACING CHAMPIONS CORPORATION STOCK INCENTIVE PLAN AND TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

                                      DATED:  ___________________

                                      _______________________________________
                                      (SIGNATURE OF STOCKHOLDER)

                                      _______________________________________
                                      (SIGNATURE IF JOINTLY HELD)

                                      If signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please add you full title as such. If
                                      shares are held by two or more persons,
                                      all holders must sign the Proxy.


                                       2